UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 29, 2005

COMPUTER SOFTWARE INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-34144	98-0216911
(Commission File Number)	(IRS Employer Identification No.)

1661 East Main Street, Easley, South Carolina	29640
(Address of principal executive offices)	(Zip Code)

(864) 855-3900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

(a) 2005 INCENTIVE COMPENSATION PLAN

On April 29, 2005, the Board of Directors of Computer Software Innovations, Inc. (the “Company”) adopted the 2005 Computer Software Innovations, Inc. Incentive Compensation Plan (the “Incentive Plan”). The purpose of the Incentive Plan is to assist the Company and its subsidiaries in recruiting and retaining individuals with ability and initiative who can contribute to the future success of the Company and its subsidiaries by granting them certain compensatory awards allowing them to participate in that future success.

The complete text of the Incentive Plan is attached to this report as Exhibit 10.1, which is incorporated herein by reference. The following general description of the principal features of the Incentive Plan is qualified in its entirety by reference to Exhibit 10.1.

General Information

The Incentive Plan authorizes the Compensation Committee of the Board of Directors (the “Committee”) to grant one or more of the following awards to directors, officers, key employees, consultants and advisors to the Company and its subsidiaries who are designated by the Committee:

•	options;

•	stock appreciation rights (“SARs”); and

•	stock awards.

The Committee will administer the Incentive Plan and may delegate all or part of its authority to one or more officers. However, the Compensation Committee may not delegate its responsibility with respect to individuals who are subject to Section 16 of the Exchange Act. As used in this summary, the term “administrator” means the Compensation Committee and any delegate of the Compensation Committee.

The Company is authorized to issue under the Incentive Plan up to 1,100,000 shares of common stock pursuant to exercise of options and SARs and grants of stock awards. Awards that are substituted in connection with a corporate transaction or that are made to an individual outside of the Incentive Plan do not count against the limit.

Generally, if an award is terminated, the shares allocated to that award under the Incentive Plan may be reallocated to new awards under the Incentive Plan. Shares surrendered pursuant to the exercise of a stock option or other award or in satisfaction of tax withholding requirements under the Incentive Plan may also be reallocated to other awards.

The Incentive Plan provides that if there is a stock split, stock dividend or other event that affects the Company’s capitalization, appropriate adjustments will be made in the number of shares that may be issued under the Incentive Plan and in the number of shares and price of all outstanding grants and awards made before such event.

The Incentive Plan also provides that no award may be granted more than 10 years after its effective date, which is April 29, 2005. The Incentive Plan also limits the amount of awards to a participating individual during any calendar year. No awards may be made to any participant during any calendar year covering more than 100,000 shares of common stock with respect to option awards, more than 100,000 shares of common stock with respect to SARs awards, and more than 400,000 shares of common stock with respect to stock awards.

Grants and Awards under the Incentive Plan

The principal features of awards under the Incentive Plan are summarized below.

Stock Options

The Incentive Plan permits the grant of non-qualified stock options. The exercise price for options will not be less than the fair market value of a share of common stock on the date of grant. Other than in connection with a corporate recapitalization, the option price may not be reduced after the date of grant. The period in which an option may be exercised is determined by the Committee on the date of grant, but may not exceed 10 years. Payment of the option exercise price may be in cash, in a cash equivalent acceptable to the administrator, using a cashless exercise with a broker, with shares of common stock or with a combination of cash and shares of common stock. The Incentive Plan provides that a participant may not be granted options in a calendar year for more than 100,000 shares of common stock.

Stock Appreciation Rights

SARs may be granted either independently or in combination with underlying stock options. Each SAR will entitle the holder upon exercise to receive the excess of the fair market value of a share of common stock at the time of exercise over the SAR’s initial value, which cannot be less than the fair market value of a share of common stock on the date of grant of the SAR. Other than in connection with a corporate recapitalization, the initial value of any SAR may not be reduced after the date of grant. At the discretion of the Committee, all or part of the payment in respect of a SAR may be in cash, shares of common stock or a combination thereof. The maximum period in which a SAR may be exercised is 10 years from the date of its grant. No participant may be granted SARs in a calendar year covering more than 100,000 shares of common stock. For purposes of this limitation and the individual limitation on the grant of options, a SAR and a related option are treated as a single award.

Stock Awards

The Company may also grant stock awards that entitle the participant to receive shares of common stock. A participant’s rights in the stock award will be forfeitable or otherwise restricted for a period of time or subject to conditions set forth in the grant agreement as determined by the administrator. The administrator may, in its discretion, waive the requirements for vesting or transferability for all or part of the stock awards in connection with a participant’s termination of employment or service. The Incentive Plan provides that no participant may be granted stock awards in any calendar year for more than 400,000 shares of common stock.

Change of Control Provisions

The Incentive Plan provides that in the event of a “Change of Control” (as defined in the Incentive Plan), unless the award is assumed, replaced or converted to the equivalent award by the continuing entity, all outstanding awards will become fully exercisable and the applicable restrictions on such awards will lapse. Replacement awards will be earned, vested or exercisable if the participant is terminated within 24 months of a change in control. Under the Incentive Plan, the term “Change of Control” generally includes a merger, consolidation or reorganization of the Company in which the Company’s shareholders prior to such event do not constitute a majority of the shareholders of the surviving entity following such event; the sale by the Company of substantially all of its assets; the approval by the stockholders of the Company of a complete liquidation or dissolution; or a determination by the Board of Directors that a “Change of Control” has occurred. The conversion of the Company’s Series A Convertible Preferred Stock or the exercise of the common stock warrants issued in connection with such Preferred Stock would not constitute a Change of Control under the Incentive Plan.

Amendment and Termination

The Board of Directors may amend or terminate the Incentive Plan at any time. Without a participant’s consent, no amendment may adversely affect any rights of such participant under any outstanding award.

Interests of Certain Related Parties

As has been previously disclosed, it is the intention of the Company to compensate its non-employee Directors—Anthony Sobel, Tom Butta and Shaya Phillips—with awards of restricted stock for their service on the Board of Directors. The non-employee Directors receive no other compensation except reimbursement for expenses related to their service on the Board. Likewise, it has been the Company’s previously disclosed intention to award Robert F. Steel, a marketing and strategic consultant to the Company, restricted stock as compensation for his services. It is contemplated that such awards will be made pursuant to the Incentive Plan. However, the terms of such awards are currently under negotiation and no agreements with respect to such awards have been finalized.

Certain executive officers who are also significant shareholders of the Company are eligible to receive awards under the Incentive Plan. These persons are: Nancy K. Hedrick, Director, President and Chief Executive Officer; Joe G. Black, interim Chief Financial Officer; Thomas P. Clinton, Director and Vice-President of Sales; Beverly N. Hawkins, Secretary and Vice-President of Support Services; and William J. Buchanan, Treasurer and Vice-President of Engineering. Each currently holds 505,380 shares, or approximately 19%, of the outstanding common stock of the Company. The Committee does not currently intend to make any awards under the Incentive Plan to such persons during the current fiscal year.

(b) 2005 INCENTIVE BONUS PLAN

On April 29, 2005, Computer Software Innovations, Inc. (the “Company”) authorized the Computer Software Innovations, Inc. 2005 Incentive Bonus Plan (the “Bonus Plan”). The Bonus plan became effective on May 6, 2005. The purpose of the Bonus Plan is to assist the Company and its subsidiaries in increasing its net profits by establishing certain profit goals for eligible employees and paying cash bonuses to eligible employees who achieve those goals.

The complete text of the Bonus Plan is attached to this report as Exhibit 10.2. The following general description of the principal features of the Bonus Plan is qualified in its entirety by reference to Exhibit 10.2

General Information

The Bonus Plan authorizes the Board of Directors to establish profit goals for 2005 for different groups of employees based upon recommendations from the President and CEO. Based upon the profit goals approved by the Board of Directors, the President and CEO is authorized to set the individual performance goals for the employees. The CEO and the other four named executive officers of the Company, and sales employees, will not participate in the Bonus Plan.

The Board of Directors has granted the authority to the President and CEO to administer the Bonus Plan. The Bonus Plan will remain in effect for the calendar year 2005 only, unless the Board of Directors determines to continue it after December 31, 2005.

All bonus awards paid to eligible employees will be in cash and will be included in each employee’s compensation when paid. The maximum amount of bonuses payable under the Bonus Plan for 2005 is $325,000.

Eligible Employees

For purposes of determining profit goals, all employees of the Company are first divided into several divisions based on the business area of the Company in which they work. These divisions are: Network Integration, Software, General, Sales and Named Executives. Named executive officers and employees in the Sales division are not eligible to participate in the Bonus Plan. Employees in the General division, “which includes administrative staff, the director of sales and the chief financial officer” will participate in the Bonus plan with 50% of their goals and bonus awards being allocated to the Network Integration division and 50% of their goals and bonus awards being allocated to the Software division.

Employees within each division are then grouped into three different levels. The Level 3 group consists of certain managers, including the chief technology officer, chief financial officer, sales manager, engineering manager, operations manager, software support manager, technical support manager and software technical support manager. The Level 2 group includes network integration client engagement managers, network integration system architects, software project leaders and the purchasing manager. The Level 1 group consists of all other staff.

Division Profit Goals and Individual Performance Goals

Each division is assigned a minimum, midpoint and maximum profit goal for 2005. Each employee with each division is also given an individual performance goal for 2005 as determined by the President and CEO.

Bonus Awards

        All employees within a division attaining the minimum, midpoint or maximum profit goal for 2005 will be allocated bonuses based on a percentage of their annual base salaries depending on their level. For Level 1 employees, the maximum percentage is 6% of their salaries. The maximum percentages are 10% for Level 2 employees and 20% for Level 3 employees. One-half of the bonuses set aside for all employees of that division will be paid based on their group level. Employees in the Level 1 group will receive a cash bonus of up to 3% of their annual base salary if their division reaches its maximum profit goal for 2005. The maximum cash bonuses expressed as a percentage of annual salary are 5% for Level 2 employees and 10% for Level 3 employees.

The other half of the bonuses allocated to employees of that division will be placed into a pool to be awarded to those employees meeting their individual performance goals as determined by the President and CEO. Therefore, if one or more employees working in a division meeting its maximum profit goal do not meet their individual goals, other employees in that division who meet their individual goals could receive additional bonuses beyond the maximum percentage of their annual base salaries. However, in no event will the bonuses for all employees in a division exceed the maximum percentages (6% for Level 1; 10% for Level 2; and 20% for Level 3) of the total annual salaries of all employees within the division.

If all divisions reached their maximum profit goals for 2005, the maximum amount of cash bonuses payable by the Company under the Bonus Plan would be $325,000.

Amendment and Termination

The Board of Directors may amend or terminate the Bonus Plan at any time.

(c) DAVID B. DECHANT EMPLOYMENT AGREEMENT

On May 6, 2005, the Company entered into a written employment agreement (the “Employment Agreement”) with David B. Dechant, whereby Mr. Dechant will serve as Chief Financial Officer of the Company. The Employment Agreement provides for: at-will employment terminable by either party upon thirty days written notice; compensation at a rate of $110,000 a year, plus such bonuses and raises as the Board of Directors in its discretion may determine; provisions prohibiting the executive from competing with the Company, soliciting its customers or suppliers, or employing any of its employees, at its election, for one year after termination of employment; confidentiality; and severance benefits in the event of termination by the Company without cause (which would include the Company materially modifying the executive’s job responsibilities or relocating the executive’s principal location of employment from Easley, South Carolina to more than thirty miles away) equaling six months of base salary plus one additional month of such base salary for each year of service with the Company, not to exceed eighteen months. The Employment Agreement also contains other standard provisions for employment agreements of this type.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to Exhibit 10.3, which is incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 6, 2005, the Company announced the hiring of David B. Dechant as its Chief Financial Officer, effective immediately. Mr. Dechant succeeds the current interim CFO, Joe G. Black, who had agreed to remain with the Company following its February 2005 merger until a permanent CFO could be retained. A copy of the press release announcing Mr. Dechant’s hiring is attached as Exhibit 99.1.

Prior to his appointment as CFO of CSI, Mr. Dechant was employed as the CFO of NTM, Inc., a manufacturer in Greenville, SC providing performance enhancement and recycling of PET (polyethylene terephthalate) polymer. He served in that capacity from October 2004 to May 2005. Previously, he consulted with Bowater, Incorporated from May 2004 to October 2004, providing implementation support for meeting the requirements of the Sarbanes-Oxley legislation. Bowater, headquartered in Greenville, SC, is a manufacturer of newsprint, coated and specialty papers and pulp and forest products.

From January 2004 to April 2004, Mr. Dechant was the CFO/COO and supported succession planning activities in a short-term role with Millenium Manufacturing, LLC and its affiliates, manufacturers of steel arch and specialty chemical storage buildings. Millenium Manufacturing is located in Boone, NC. From November 2002 to January 2004, Mr. Dechant served Bowater as the Acting Manager of the Compliance Department, which position involved overseeing the drafting and coordinating of SEC filings and other public disclosures. From January 2002 to June 2002, Mr. Dechant recruited and placed financial personnel in management roles while working as a recruiting manager in Greenville, SC for Robert Half International Inc., a specialized financial recruiting service.

From July 2000 to the present, Mr. Dechant has been a minority shareholder of and has acted in a management and consulting capacity for Legal Eagle, Inc, and its affiliates. In this role, Mr. Dechant has provided financial management services and support for strategic decision making, customer proposals, presentations of services, and software demonstrations and design. Mr. Dechant assisted the company with the establishment of its first satellite office, and at times has supported the business on a full-time basis when not heavily engaged in other business or consulting activities. Legal Eagle and its affiliates, headquartered in Greenville, SC, provide duplication, imaging and paralegal services and software primarily to the legal and corporate communities.

Prior to working for Legal Eagle, Mr. Dechant consulted for PowerCerv Corporation from April 2000 to June 2000. PowerCerv, located in Anderson, SC, was a developer of Enterprise Resource Planning (“ERP”) Software. As a senior business consultant for PowerCerv, Mr. Dechant was responsible for the design and specification of systems and enhancements to the PowerCerv ERP products, with an emphasis on the Financial Module, and its Executive Information Dashboard.

From April 1999 to April 2000, Mr. Dechant served as a finance manager of Capsugel, located in Greenwood, SC. A division of Warner Lambert Company (now known as Pfizer, Inc.), Capsugel manufactured hard gelatin capsules for the pharmaceutical and dietary supplement markets. From April 1989 to March 1999, Mr. Dechant served in various capacities with Conso International Corporation, ultimately serving as CAO and acting CFO. Conso, located in Union, SC and formerly traded on the Nasdaq National Market, was a manufacturer of decorative trimmings and sewing patterns for the home decorating market.

From 1987 to 1989, Mr. Dechant worked at Deloitte & Touche as a senior accountant in the auditing department. From 1985 to 1987, Mr. Dechant worked as a staff accountant in the auditing department of Arthur Andersen.

The description in Item 1.01(c) of the employment agreement entered into by the Company and Mr. Dechant is incorporated into this Item by reference. Such description is qualified in its entirety by reference to Exhibit 10.3, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
10.1	Computer Software Innovations, Inc. 2005 Incentive Compensation Plan.

10.2	Computer Software Innovations, Inc. 2005 Incentive Bonus Plan.

10.3	Employment Agreement entered into with David B. Dechant by Computer Software Innovations, Inc. on May 6, 2005.

99.1	Press Release of Computer Software Innovations, Inc. dated May 6, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER SOFTWARE INNOVATIONS, INC.

By:	/s/ Nancy K. Hedrick
Name:	Nancy K. Hedrick
Title:	President and CEO

Dated: May 9, 2005

EXHIBIT INDEX

Exhibit Number	Description
10.1	Computer Software Innovations, Inc. 2005 Incentive Compensation Plan.

10.2	Computer Software Innovations, Inc. 2005 Incentive Bonus Plan

10.3	Employment Agreement entered into with David B. Dechant by Computer Software Innovations, Inc. on May 6, 2005

99.1	Press Release of Computer Software Innovations, Inc. dated May 6, 2005.